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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    --------
                                    EXHIBITS


                                   filed with


                                    Form S-4

                         Pre-Effective Amendment No. 1

                             REGISTRATION STATEMENT


                                     UNDER


                           THE SECURITIES ACT OF 1933

                                    --------






                          TRUMP'S CASTLE FUNDING, INC.

                                    --------

                           TRUMP'S CASTLE ASSOCIATES


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                                  INDEX OF EXHIBITS

          Exhibit No.    Description

          5.1            Opinion of Willkie Farr & Gallagher

          5.2            Opinion of Ribis Graham & Curtin

          24.1           Consent of Arthur Andersen & Co.

          24.4           Consent of Sterns & Weinroth

          99             Form of Transmittal Letter and Related Documents






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                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]

                                                                     May 2, 1994


Trump's Castle Funding, Inc.
Trump's Castle Associates
c/o The Trump Organization
725 Fifth Avenue
New York, New York 10022

    Re: Registration Statement on Form S-4
        (File No. 33-52309)
        -------------------
Dear Sirs:

     We have acted as counsel for Trump's Castle Funding, Inc., a New Jersey corporation (the "Company"), and Trump's Castle Associates, a New Jersey general partnership (the "Partnership"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of (i) $27,000,000 aggregate principal amount of the Company's 11-1/2 Senior Secured Notes due 2000, Series B (the "Senior Notes") and (ii) a guarantee by the Partnership of the Senior Notes (the "Senior Guarantee"), as described in the above-referenced Registration Statement on Form S-4 (the "Registration Statement").

     The Senior Notes will be issued under an Indenture (the "Senior Note Indenture") entered into by and among the Company, as issuer, the Partnership, as guarantor, and First Bank National Association, as trustee (the "Trustee").

     In connection therewith, we have participated in the preparation of the Registration Statement relating to the Senior Notes and the Senior Guarantee, including PreEffective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-52309) being filed with the Securities and Exchange Commission contemporaneously herewith, and we are familiar with the corporate and partnership proceedings taken to date in connection with the authorization and issuance of the Senior Notes and the Senior Note Guarantee.

In so acting, we have examined original, reproduced or certified copies of such records of the Company and the Partnership relevant and necessary for the opinions hereinafter set forth including, but not limited to, the Registration Statement, the Senior Note Indenture, the Amended and Restated Certificate of


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Trump's Castle Funding, Inc.
Trump's Castle Associates
May 2, 1994
Page 2




Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Partnership's Second Amended and Restated Partnership Agreement and the form of the Senior Notes (including the form of the Senior Guarantee set forth therein), as each of such documents has been filed as an Exhibit to the Registration Statement, and the relevant minutes of the corporate proceedings of the Company or partnership proceedings of the Partnership. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. As to various questions of fact material to such opinions, we have relied upon certificates of, or communications with, officers of the Company, the Partnership and of public officials. We have also relied on the assumptions set forth in Section 4 of the Legal Opinion Accord of the ABA Section of Business Law (1991).

     Based on the foregoing and assuming that the following shall have occurred:
(i) the Registration Statement shall have been declared effective under the Act,
(ii) the Senior Note Indenture, in the form filed as an Exhibit to the Registration Statement, shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly authorized, executed and delivered by each of the parties thereto, (iii) no certificate of dissolution or proceeding therefor shall have been filed or commenced with respect to the Company and (iv) the Exchange Offer shall have been consummated, and further assuming that a dissolution (as defined in the New Jersey Uniform Partnership Law) shall not have occurred with respect to the Partnership, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New Jersey.

     2. The Partnership is validly existing as a general partnership under the laws of the State of New Jersey.

     3. The execution and delivery of the Senior Note Indenture and the issuance of the Senior Notes have been Pduly authorized by the Company.

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Trump's Castle Funding, Inc.
Trump's Castle Associates
May 2, 1994
Page 3



When the Senior Note Indenture has been duly executed and delivered by the parties thereto and the Senior Notes have been duly executed and delivered by the Company and duly authenticated by the Trustee, all in accordance with the terms of the Senior Note Indenture, and the Senior Notes have been issued in the manner described in the Registration Statement after it has become effective under the Act, the Senior Notes will be duly and validly issued, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, (b) general principles of equity, and (c) the Casino Control Act, N.J.S.A. 5:12-1, et seq., the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect.

     4. The execution and delivery of the Senior Guarantee have been duly authorized by all requisite partnership action of the Partnership. When the Senior Guarantee has been duly executed and delivered by the Partnership, and the Senior Notes to which it relates have been duly executed and delivered by the Company and duly authenticated by the Trustee, all in accordance with the terms of the Senior Note Indenture, and the Senior Guarantee has been issued together with the Senior Notes, in the manner described in the Registration Statement after it has become effective under the Act, the Senior Guarantee will be duly and validly issued, and will constitute the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, (b) general principles of equity, and (c) the Casino Control Act, N.J.S.A. 5:12-1, et seq., the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect.

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Trump's Castle Funding, Inc.
Trump's Castle Associates
May 2, 1994
Page 4



     No person or entity other than you may rely or claim reliance upon this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than The United States of America and the State of New York. We are not admitted to practice law in the State of New Jersey and, with respect to matters herein governed by the laws of the State of New Jersey, have relied entirely upon the opinion of Ribis, Graham & Curtin, including the assumptions set forth therein, a copy of which is annexed hereto.

     We hereby consent to being named as counsel for the Company and the Partnership in the Registration Statement, and in any amendments to the Registration Statement, under the caption "Legal Matters" in the Prospectus included in the Registration Statement, to the filing of this opinion as an exhibit to said Registration Statement and to the use of this opinion in connection with the registration of the Senior Notes and the Senior Guarantee under the Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                   Very truly yours,


                                                   WILLKIE FARR & GALLAGHER

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                     [LETTERHEAD OF RIBIS, GRAHAM & CURTIN]


                                                                     May 2, 1994




Trump's Castle Funding, Inc.
Trump's Castle Associates
c/o The Trump Organization
725 Fifth Avenue
New York, New York 10022

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022

      Re:  Registration Statement on Form S-4
           ----------------------------------
Dear Sirs:

     We have  acted as  special  counsel  in the State of New  Jersey to Trump's
Castle  Funding,  Inc.  (the  "Company")  and  Trump's  Castle  Associates  (the
"Partnership") in connection with the registration by the Company and the Partnership pursuant to the Securities Act of 1933, as amended (the "Act") of
(x) $27,000,000 in aggregate principal amount of the Company's Senior Notes due 2000 (the "Senior Notes") and (y) a guarantee by the Partnership of the Senior Notes (the "Senior Guarantee") as described in the above-referenced Registration Statement on Form S-4 (the "Registration Statement"). The Senior Notes will be issued under an Indenture (the "Senior Note Indenture") entered into by and among the Company, as issuer, the Partnership, as guarantor, and First Bank National Association, as trustee.

     In connection therewith, we have participated in the preparation of the Registration Statement relating to the Senior Notes and the Senior Guarantee and we are familiar with the corporate and partnership proceedings taken to date in

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connection  with the  authorization  and  issuance  of the Senior  Notes and the
Senior Guarantee.

     In so acting, we have examined original, reproduced or certified copies of such records of the Company and the Partnership relevant and necessary for the opinions hereinafter set forth, including, but not limited to, the Registration Statement, the Senior Note Indenture, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Second Amended and Restated Partnership Agreement of the Partnership and the form of the Senior Notes (including the form of the Senior Guarantee set forth therein), as each of such documents was filed as an Exhibit to the Registration Statement, and the relevant minutes of corporate or partnership proceedings of the Company and the Partnership. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. As to various questions of fact material to such opinions, we have relied upon certificates of, or communications with, officers of the Company, the Partnership and of public officials.

     We have made such examination of New Jersey law as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, we express no opinion as to federal law or the laws of any state or any foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

     Based on the foregoing and assuming that the following shall have occurred:
(i) the Registration Statement shall have been declared effective under the Act;
(ii) the Senior Note Indenture, in the form filed as an Exhibit to the Registration Statement, shall have been qualified under the Trust Indenture Act of 1939; (iii) no certificate of dissolution or proceeding therefor shall have been filed or commenced with respect to the Company; and (iv) the Exchange Offer shall have been consummated, and further assuming that a dissolution (as defined in the New Jersey Uniform Partnership Law) shall not have occurred with respect to the Partnership, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New Jersey.

                                      -2-
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     2. The Partnership is validly existing as a general  partnership  under the laws of the State of New Jersey.

     3. The execution and delivery of the Senior Note Indenture and the issuance of the Senior Notes have been duly authorized by all requisite corporate action of the Company.

     4. The execution and delivery of the Senior Guarantee have been duly authorized by all requisite partnership action of the Partnership.

     No person or entity other than the Company, the Partnership and Willkie Farr & Gallagher, in rendering its validity opinion of even date herewith to the Company and the Partnership, may rely or claim reliance upon this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     We hereby consent to being named as counsel for the Company and the Partnership in the Registration Statement and in any amendments to the Registration Statement, under the caption "Legal Matters" in the Prospectus included in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion by you in connection with the registration of the Senior Notes and the Senior Guarantee under the Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,

                                                 RIBIS, GRAHAM & CURTIN

                                      -3-
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